EXHIBIT 99.1

Press Release

For Immediate Release

For Details Contact:		40W267 Keslinger Road
Edward J. Richardson	Robert J. Ben	PO BOX 393
Chairman and CEO	EVP & CFO	LaFox, IL 60147-0393 USA
Phone: (630) 208-2320	(630) 208-2203	(630) 208-2200 | Fax: (630) 208-2550

RICHARDSON ELECTRONICS REPORTS THIRD QUARTER RESULTS; DECLARES QUARTERLY CASH DIVIDEND

Third-Quarter Net Income of $0.9 million, or $0.07 per diluted share

Q3 FY26 net sales increase led by a 9.7% YoY increase in

PMT net sales

Total backlog at February 28, 2026, was up 11.4% from end of the fiscal second quarter

LaFox, IL, APRIL 8, 2026: Richardson Electronics, Ltd. (NASDAQ: RELL) today reported financial results for its third quarter ended February 28, 2026. The Company also announced that its Board of Directors declared a $0.06 per share quarterly cash dividend.

“I am pleased to report that Richardson Electronics has now delivered seven consecutive quarters of year-over-year sales growth, reflecting continued progress in executing our multi-year strategy. Our performance this quarter was led by strong momentum in PMT, particularly in EDG and the semifab equipment market. Third quarter sales growth was supported by continued discipline around gross margin and operating expenses. Our performance reflects the strength of our team, as we continue to invest across the organization to build depth, technical expertise, and operating performance,” said Edward J. Richardson, Chairman, CEO, and President.

“As we look ahead, our backlog now stands at its highest level in nearly three years, providing us with confidence in our future growth outlook. We are seeing sustained demand across key end markets, particularly in power management, energy transition, and semiconductor applications, and we believe our focused investments in engineering, product development, and customer engagement are positioning us to capitalize on these opportunities. With a strengthened pipeline, strong balance sheet, and improving order trends, we remain confident in our ability to drive continued growth and deliver long-term value for our shareholders,” Mr. Richardson concluded.

Third Quarter Results

Net sales for the third quarter of fiscal 2026 were $55.5 million, a 3.1% increase from $53.8 million in the prior year’s third quarter. When excluding Healthcare, net sales increased 6.0% year-over-year.

Year-over-year net sales growth was due to higher sales in PMT. PMT sales increased due to strong growth in semi-conductor wafer fab and RF and Microwave products. Since the January 2025 Healthcare asset sale, the Healthcare segment was consolidated into the PMT segment. When excluding Healthcare net sales, PMT net sales increased by 14.5%. GES sales decreased by $0.5 million, or 5.4% due to project timing. Canvys’ sales decreased $1.2 million, or 13.5%, due to project timing in North America.

Backlog grew 11.4% to $151.2 million at the end of the third quarter of fiscal 2026, versus $135.7 million at the end of the second quarter of fiscal 2026, primarily driven by an increase in PMT. While total GES backlog improved slightly, core backlog grew more, highlighting continued strength in underlying demand for both new products and existing programs.

Gross margin for the third quarter was 31.9% of net sales, compared to 31.0% during the third quarter of fiscal 2025. PMT gross margin increased to 32.1%, compared to 29.9%, as a result of product mix and lower manufacturing under absorption. GES gross margin decreased to 30.8%, from 32.8% due to product mix. Canvys gross margin decreased to 32.2%, from 33.2% primarily due to unfavorable manufacturing absorption and higher freight costs.

Operating expenses were $16.2 million, compared to $14.5 million in the third quarter of fiscal 2025. The increase in operating expenses resulted from higher salaries and incentives associated with critical adds to staff and in support of our existing employees, as well as related medical benefits and travel expenses. Also, the operating expenses in the third quarter of fiscal 2025 were historically low.

Operating income was $1.5 million for the third quarter of fiscal 2026, compared to an operating loss of $2.7 million and non-GAAP operating income* of $2.2 million in the prior year’s third quarter. Other expenses for the third quarter of fiscal 2026, including interest income and foreign exchange were $0.3 million, compared to other expenses of $0.3 million in the third quarter of fiscal 2025.

Income tax provision was $0.3 million for the third quarter of fiscal 2026, versus an income tax benefit of $1.0 million and non-GAAP income tax provision* of $0.2 million in the prior year’s third quarter. The effective tax rate for the third quarter of fiscal 2026 was 25.3%.

Net income was $0.9 million for the third quarter of fiscal 2026, compared to net loss of $2.1 million and non-GAAP net income* of $1.6 million for the third quarter of fiscal 2025. Earnings per common share (diluted) were $0.07 in the third quarter of fiscal 2026, compared to net loss per common share (diluted) of $0.15 and non-GAAP earnings per common share (diluted)* of $0.11 in the third quarter of fiscal 2025.

EBITDA* was $2.2 million in the third quarter of fiscal 2026. EBITDA* for the third quarter of fiscal 2025 was a negative $2.1 million. EBITDA* after adjusting to exclude the loss on the sale of the majority of Healthcare assets (Adjusted EBITDA*) was $2.8 million in the third quarter of fiscal 2025.

The Company maintained its solid financial position with cash and cash equivalents of $29.5 million as of February 28, 2026, versus $33.1 million as of November 29, 2025. Cash used during the third quarter of fiscal 2026 primarily related to inventory associated with final buys from a critical supplier and the payment of dividends. The Company also invested $0.8 million during the quarter in capital expenditures, primarily related to its manufacturing business, facilities improvements, and IT systems, versus $0.5 million during last year’s third quarter.

As of the end of the third quarter of fiscal 2026, the Company had no outstanding debt on its revolving line of credit with PNC Bank.

Financial Summary for the Nine Months Ended February 28, 2026

•
Net sales for the first nine months of fiscal 2026 were $162.4 million, an increase of 3.4%, compared to net sales of $157.0 million during the first nine months of fiscal 2025. When excluding Healthcare, net sales increased 7.2% year-over-year. Sales increased by $3.0 million or 2.8% for PMT, $1.0 million or 4.3% for GES and $1.3 million or 5.6% for Canvys. When excluding Healthcare net sales, PMT net sales increased 8.2%.
•
Gross profit increased to $50.7 million during the first nine months of fiscal 2026, compared to $48.4 million during the first nine months of fiscal 2025. As a percentage of net sales, gross margin improved to 31.2% of net sales during the first nine months of fiscal 2026, compared to 30.8% during the first nine months of fiscal 2025.
•
Operating expenses increased to $48.1 million for the first nine months of fiscal 2026, compared to $46.6 million for the first nine months of fiscal 2025. As a percentage of net sales, operating expenses were 29.6% in the first nine months of fiscal 2026 versus 29.7% in the prior year’s first nine months. The increase in operating expenses resulted primarily from higher salaries, incentive and legal expenses.
•
Operating income during the first nine months of fiscal 2026 was $2.6 million, compared to an operating loss of $3.1 million and non-GAAP operating income* of $1.8 million during the first nine months of fiscal 2025.
•
Other income, for the first nine months of fiscal 2026, including interest income, foreign exchange, and other, was $0.7 million, as compared to other expense of $0.4 million in the first nine months of fiscal 2025. The increase from the prior year’s first nine months was mainly due to a non-recurring gain of $0.9 million.
•
The income tax provision was $0.6 million for the first nine months of fiscal 2026 compared to an income tax benefit of $1.3 million and non-GAAP income tax provision* of $1,000 during the first nine months of fiscal 2025.
•
Net income for the first nine months of fiscal 2026 was $2.7 million, versus a net loss of $2.2 million and non-GAAP net income* of $1.4 million during the first nine months of fiscal 2025. Earnings per common share (diluted) were $0.19 for the first nine months of fiscal 2026 compared to $0.16 net loss per common share (diluted) and non-GAAP earnings per common share* of $0.10 for the first nine months of fiscal 2025.
•
EBITDA* for the first nine months of fiscal 2026 was $6.2 million versus negative $0.5 million in the prior year’s first nine months. EBITDA* after adjusting to exclude the loss on the sale of Healthcare assets (Adjusted EBITDA*) was $4.5 million in the first nine months of fiscal 2025.

* Please refer to Unaudited Reconciliation between GAAP and non-GAAP Financial Measures below for a reconciliation of non-GAAP items to the comparable GAAP measures.

CASH DIVIDEND DECLARED

The Board of Directors of Richardson Electronics declared a $0.06 quarterly cash dividend per share to holders of common stock and a $0.054 cash dividend per share to holders of Class B common stock. The dividend will be payable on May 27, 2026, to common stockholders of record as of May 8, 2026.

NON-GAAP FINANCIAL MEASURES

In addition to financial measures (“GAAP financial measures”) prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), we have included financial measures in this press release that are not defined by or calculated in accordance with GAAP (collectively, “non-GAAP financial measures”). For each of the non-GAAP financial measures referenced in this release, we are providing below a reconciliation of differences between the non-GAAP financial measure and the most directly comparable GAAP financial measure. We also provide an explanation of why the Company believes these non-GAAP financial measures provide useful information to investors, and any additional material purposes for which our management or Board of Directors use these non-GAAP financial measures.

Non-GAAP Operating Income: Non-GAAP operating income is GAAP operating income (loss), adjusted to exclude a one-time loss on the sale of assets of the Company’s Healthcare business recorded in fiscal 2025. The following table represents the Company’s calculation of non-GAAP operating income for the periods presented and a reconciliation to the most directly comparable GAAP financial measure:

	Unaudited
	($ in thousands)
	Three Months Ended		Nine Months Ended
	February 28, 2026	March 1, 2025	February 28, 2026	March 1, 2025
Operating income (loss) reconciliation
Income (loss) from operations	$1,497	$(2,743)	$2,597	$(3,094)
Loss on disposal of healthcare assets and other charges	—	4,916	—	4,916
Non-GAAP operating income	$1,497	$2,173	$2,597	$1,822

Non-GAAP Income Before Taxes: Non-GAAP Income Before Taxes is income (loss) before taxes, adjusted to exclude a one-time loss on the sale of assets of the Company’s Healthcare business recorded in fiscal 2025.The following table represents the Company’s calculation of non-GAAP Income Before Taxes for the periods presented and a reconciliation to the most directly comparable GAAP financial measure:

	Unaudited
	($ in thousands)
	Three Months Ended		Nine Months Ended
	February 28, 2026	March 1, 2025	February 28, 2026	March 1, 2025
Income (loss) before income taxes reconciliation
Income (loss) before income taxes	$1,195	$(3,088)	$3,329	$(3,495)
Loss on disposal of healthcare assets and other charges	—	4,916	—	4,916
Non-GAAP income before taxes	$1,195	$1,828	$3,329	$1,421

NON-GAAP FINANCIAL MEASURES

(continued)

Non-GAAP Income Tax Expense or Benefit: Non-GAAP Income Tax Expense or Benefit is income tax provision (benefit), adjusted to exclude a one-time loss on the sale of assets of the Company’s Healthcare business recorded in fiscal 2025. The following table represents the Company’s calculation of non-GAAP Income Tax Expense (Benefit) for the periods presented and a reconciliation to the most directly comparable GAAP financial measure:

	Unaudited
	($ in thousands)
	Three Months Ended		Nine Months Ended
	February 28, 2026	March 1, 2025	February 28, 2026	March 1, 2025
Income tax provision (benefit) reconciliation
Income tax provision (benefit)	$302	$(1,031)	$648	$(1,277)
Loss on disposal of healthcare assets and other charges	—	1,278	—	1,278
Non-GAAP income tax provision	$302	$247	$648	$1

Non-GAAP Net Income: Non-GAAP Net Income is net income (loss), adjusted to exclude a one-time loss on the sale of assets of the Company’s Healthcare business recorded in fiscal 2025. The following table represents the Company’s calculation of non-GAAP Net Income for the periods presented and a reconciliation to the most directly comparable GAAP financial measure:

	Unaudited
	($ in thousands)
	Three Months Ended		Nine Months Ended
	February 28, 2026	March 1, 2025	February 28, 2026	March 1, 2025
Net income (loss) reconciliation
Net income (loss)	$893	$(2,057)	$2,681	$(2,218)
Loss on disposal of healthcare assets and other charges	—	3,638	—	3,638
Non-GAAP net income	$893	$1,581	$2,681	$1,420

Non-GAAP Earnings Per Common Share (Diluted): Non-GAAP Earnings Per Common Share (Diluted) is net income (loss) per share (diluted), adjusted to exclude a one-time loss on the sale of assets of the Company’s Healthcare business recorded in fiscal 2025. The following table represents the Company’s calculation of non-GAAP Earnings Per Common Share (diluted) for the periods presented and a reconciliation to the most directly comparable GAAP financial measure:

	Unaudited
	Three Months Ended		Nine Months Ended
	February 28, 2026	March 1, 2025	February 28, 2026	March 1, 2025
Net income (loss) per share (diluted) reconciliation
Net income (loss) per share (diluted)	$0.07	$(0.15)	$0.19	$(0.16)
Loss on disposal of healthcare assets and other charges	—	0.26	—	0.26
Non-GAAP net income per share (diluted)	$0.07	$0.11	$0.19	$0.10

NON-GAAP FINANCIAL MEASURES

(continued)

EBITDA: EBITDA is net income (loss), plus income tax expense (benefit) and depreciation and amortization expense. The following table represents the Company’s calculation of EBITDA for the periods presented and a reconciliation to the most directly comparable GAAP financial measure:

	Unaudited
	($ in thousands)
	Three Months Ended		Nine Months Ended
	February 28, 2026	March 1, 2025	February 28, 2026	March 1, 2025
Net income (loss)	$893	$(2,057)	$2,681	$(2,218)
Income tax provision (benefit)	302	(1,031)	648	(1,277)
Depreciation & amortization	989	978	2,897	3,037
EBITDA	$2,184	$(2,110)	$6,226	$(458)

Adjusted EBITDA: Adjusted EBITDA is EBITDA (a non-GAAP financial measure defined and calculated in accordance with the above), adjusted to exclude a one-time loss on the sale of assets of the Company’s Healthcare business recorded in fiscal 2025. The following table represents the Company’s calculation of Adjusted EBITDA for the periods presented and a reconciliation to the most directly comparable GAAP financial measure:

	Unaudited
	($ in thousands)
	Three Months Ended		Nine Months Ended
	February 28, 2026	March 1, 2025	February 28, 2026	March 1, 2025
Net income (loss)	$893	$(2,057)	$2,681	$(2,218)
Income tax provision (benefit)	302	(1,031)	648	(1,277)
Depreciation & amortization	989	978	2,897	3,037
EBITDA	2,184	(2,110)	6,226	(458)
Loss on disposal of healthcare assets and other charges	-	4,916	-	4,916
Adjusted EBITDA	$2,184	$2,806	$6,226	$4,458

Management believes the non-GAAP financial measures referenced herein provide useful information to investors in assessing the Company’s financial performance because items that are not considered by the Company to be indicative of the Company’s ongoing results, such as the one-time loss on the sale of assets of the Company’s Healthcare business, are excluded.

Our management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating our financial performance and when planning, forecasting and analyzing future periods.

The non-GAAP financial measures presented herein, as determined and presented by the Company, may not be comparable to related or similarly titled measures reported by other companies. These non-GAAP financial measures are not intended to be used as a substitute for the related GAAP financial measures. The non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our reported results prepared in accordance with GAAP.

CONFERENCE CALL INFORMATION

The Company will host a conference call and question-and-answer session on Thursday, April 9, 2026, at 9:00 a.m. Central Time, to discuss its third quarter fiscal 2026 results.

Participants may register for the call here. While not required, it is recommended you join 10 minutes prior to the event start. A replay of the call will be available beginning at 1:00 p.m. Central Time on April 9, 2026, for seven days. Registration instructions are also on our website at www.rell.com.

In addition, the webcast link is available here .

FORWARD-LOOKING STATEMENTS

This release includes certain “forward-looking” statements as defined by the Securities and Exchange Commission. Statements in this press release regarding the Company’s business that are not historical facts represent “forward-looking” statements that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see Item 1A, “Risk Factors” in the Company’s Annual Report on Form 10-K filed on August 4, 2025, and other reports we file with the Securities and Exchange Commission. The Company assumes no responsibility to update the “forward-looking” statements in this release as a result of new information, future events or otherwise.

ABOUT RICHARDSON ELECTRONICS, LTD.

Richardson Electronics, Ltd. is a leading global manufacturer of engineered solutions, green energy products, power grid and microwave tubes, and related consumables; power conversion and RF and microwave components including green energy solutions; tubes for diagnostic imaging equipment; and customized display solutions.

More than 55% of our products are manufactured in LaFox, Illinois, Marlborough, Massachusetts, or Donaueschingen, Germany, or by one of our manufacturing partners throughout the world. All our partners manufacture to our strict specifications and per our Supplier Code of Conduct. We serve customers in alternative energy, healthcare, aviation, broadcast, communications, industrial, marine, medical, military, scientific, and semiconductor markets. The Company’s strategy is to provide specialized technical expertise and “engineered solutions” based on our core engineering and manufacturing capabilities. The Company provides solutions and adds value through design-in support, systems integration, prototype design and manufacturing, testing, logistics, and aftermarket technical service and repair through its global infrastructure. More information is available at www.rell.com.

Richardson Electronics’ common stock trades on the NASDAQ Global Select Market under the ticker symbol RELL.

Richardson Electronics, Ltd.

Consolidated Balance Sheets

(in thousands, except per share amounts)

	Unaudited	Audited
	February 28, 2026	May 31, 2025
Assets
Current assets:
Cash and cash equivalents	$29,494	$35,901
Accounts receivable, less allowance for credit losses of $300 and $250, respectively	27,041	24,117
Inventories, net	107,619	102,799
Prepaid expenses and other assets	5,827	3,070
Total current assets	169,981	165,887
Non-current assets:
Property, plant and equipment, net	18,894	18,355
Intangible assets, net	300	345
Right of use lease assets, net	1,573	2,276
Deferred income tax assets	8,709	8,744
Other non-current assets	342	228
Total non-current assets	29,818	29,948
Total assets	$199,799	$195,835
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$23,010	$21,339
Accrued liabilities	13,872	14,276
Lease liabilities current	938	1,171
Total current liabilities	37,820	36,786
Non-current liabilities:
Deferred income tax liabilities	84	81
Lease liabilities non-current	635	1,105
Other non-current liabilities	1,110	1,204
Total non-current liabilities	1,829	2,390
Total liabilities	39,649	39,176
Commitments and contingencies
Stockholders’ Equity
Common stock, $0.05 par value; 12,520 and 12,362 shares issued and outstanding on February 28, 2026 and May 31, 2025, respectively	625	618
Class B common stock, convertible, $0.05 par value; 2,037 and 2,049 shares issued and outstanding on February 28, 2026 and May 31, 2025, respectively	102	102
Additional paid-in-capital	76,088	74,445
Retained earnings	79,446	79,340
Accumulated other comprehensive income	3,889	2,154
Total stockholders' equity	160,150	156,659
Total liabilities and stockholders’ equity	$199,799	$195,835

Richardson Electronics, Ltd.

Unaudited Consolidated Statements of Comprehensive Income (Loss)

(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	February 28, 2026	March 1, 2025	February 28, 2026	March 1, 2025
Net sales	$55,472	$53,804	$162,367	$157,020
Cost of sales	37,792	37,131	111,681	108,595
Gross profit	17,680	16,673	50,686	48,425
Selling, general and administrative expenses	16,176	14,500	48,079	46,607
Loss (gain) on disposal of property, plant and equipment	7	—	10	(4)
Loss on disposal of healthcare assets and related charges	—	4,916	—	4,916
Operating income (loss)	1,497	(2,743)	2,597	(3,094)
Other (expense) income:
Interest income	122	84	436	187
Foreign exchange loss	(437)	(456)	(627)	(616)
Other, net	13	27	923	28
Total other (expense) income	(302)	(345)	732	(401)
Income (loss) before income taxes	1,195	(3,088)	3,329	(3,495)
Income tax provision (benefit)	302	(1,031)	648	(1,277)
Net income (loss)	893	(2,057)	2,681	(2,218)
Foreign currency translation gain (loss), net of tax	1,072	(702)	1,735	(1,814)
Comprehensive income (loss)	$1,965	$(2,759)	$4,416	$(4,032)

Net income (loss) per share:
Common stock - Basic	$0.07	$(0.15)	$0.19	$(0.16)
Class B common stock - Basic	0.06	(0.13)	0.17	(0.14)
Common stock - Diluted	0.07	(0.15)	0.19	(0.16)
Class B common stock - Diluted	0.06	(0.13)	0.17	(0.14)

Weighted average number of shares:
Common stock – Basic	12,493	12,333	12,455	12,283
Class B common stock – Basic	2,037	2,049	2,044	2,049
Common stock – Diluted	12,696	12,333	12,628	12,283
Class B common stock – Diluted	2,037	2,049	2,044	2,049

Richardson Electronics, Ltd.

Unaudited Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended		Nine Months Ended
	February 28, 2026	March 1, 2025	February 28, 2026	March 1, 2025
Operating activities:
Net income (loss)	$893	$(2,057)	$2,681	$(2,218)
Adjustments to reconcile net income to cash (used in) provided by operating activities:
Unrealized foreign currency loss (gain)	(257)	456	(421)	429
Depreciation and amortization	989	978	2,897	3,037
Inventory provisions	135	123	314	346
Share-based compensation expense	330	320	1,296	1,226
Loss (gain) on disposal of property, plant and equipment	7	—	10	(4)
Deferred income taxes	—	(3)	36	(82)
Loss on disposal of healthcare assets and related charges	—	4,916	—	4,916
Change in assets and liabilities:
Accounts receivable	642	(333)	(2,532)	(1,470)
Inventories	(1,506)	2,873	(2,999)	1,132
Prepaid expenses and other assets	46	(382)	(2,875)	(344)
Accounts payable	(682)	2,585	1,406	7,249
Accrued liabilities	(2,924)	(4,661)	(563)	(4,115)
Other	(323)	(214)	(632)	376
Net cash (used in) provided by operating activities	(2,650)	4,601	(1,382)	10,478
Investing activities:
Capital expenditures	(759)	(549)	(3,390)	(1,992)
Proceeds from sale of property, plant and equipment	—	—	—	7
Proceeds from disposal of Healthcare assets	—	6,985	—	6,985
Net cash (used in) provided by investing activities	(759)	6,436	(3,390)	5,000
Financing activities:
Proceeds from issuance of common stock	239	—	453	307
Cash dividends paid on common and Class B common stock	(859)	(852)	(2,575)	(2,555)
Proceeds from revolving credit facility	—	—	—	1,000
Repayment of revolving credit facility	—	—	—	(1,000)
Other	—	—	(99)	(159)
Net cash used in by financing activities	(620)	(852)	(2,221)	(2,407)
Effect of exchange rate changes on cash and cash equivalents	385	(145)	586	(659)
(Decrease) increase in cash and cash equivalents	(3,644)	10,040	(6,407)	12,412
Cash and cash equivalents at beginning of period	33,138	26,635	35,901	24,263
Cash and cash equivalents at end of period	$29,494	$36,675	$29,494	$36,675

Richardson Electronics, Ltd.

Unaudited Net Sales and Gross Profit

For the Third Quarter and First Nine Months of Fiscal 2026 and 2025

($ in thousands)

By Strategic Business Unit

Net Sales

	Three Months Ended		FY26 vs. FY25
	February 28, 2026	March 1, 2025	% Change
PMT	$38,726	$35,310	9.7%
GES	8,795	9,299	-5.4%
Canvys	7,951	9,195	-13.5%
Total	$55,472	$53,804	3.1%

	Nine Months Ended		FY26 vs. FY25
	February 28, 2026	March 1, 2025	% Change
PMT	$113,003	$109,977	2.8%
GES	24,359	23,359	4.3%
Canvys	25,005	23,684	5.6%
Total	$162,367	$157,020	3.4%

Gross Profit

	Three Months Ended
	February 28, 2026	% of Net Sales	March 1, 2025	% of Net Sales
PMT	$12,412	32.1%	$10,568	29.9%
GES	2,711	30.8%	3,049	32.8%
Canvys	2,557	32.2%	3,056	33.2%
Total	$17,680	31.9%	$16,673	31.0%

	Nine Months Ended
	February 28, 2026	% of Net Sales	March 1, 2025	% of Net Sales
PMT	$35,336	31.3%	$33,240	30.2%
GES	7,375	30.3%	7,337	31.4%
Canvys	7,975	31.9%	7,848	33.1%
Total	$50,686	31.2%	$48,425	30.8%

Richardson Electronics, Ltd.

Unaudited Reconciliation Between GAAP and Non-GAAP Financial Measures

For the Third Quarter and First Nine Months of Fiscal 2026 and 2025

($ in thousands)

NON-GAAP INCOME (LOSS)

	Three Months Ended		Nine Months Ended
	February 28, 2026	March 1, 2025	February 28, 2026	March 1, 2025
Operating income (loss) reconciliation
Income (loss) from operations	$1,497	$(2,743)	$2,597	$(3,094)
Loss on disposal of healthcare assets and other charges	—	4,916	—	4,916
Non-GAAP operating income	$1,497	$2,173	$2,597	$1,822

Income (loss) before income taxes reconciliation
Income (loss) before income taxes	$1,195	$(3,088)	$3,329	$(3,495)
Loss on disposal of healthcare assets and other charges	—	4,916	—	4,916
Non-GAAP income before taxes	$1,195	$1,828	$3,329	$1,421

Income tax provision (benefit) reconciliation
Income tax provision (benefit)	$302	$(1,031)	$648	$(1,277)
Loss on disposal of healthcare assets and other charges	—	1,278	—	1,278
Non-GAAP income tax provision	$302	$247	$648	$1

Net income (loss) reconciliation
Net income (loss)	$893	$(2,057)	$2,681	$(2,218)
Loss on disposal of healthcare assets and other charges	—	3,638	—	3,638
Non-GAAP net income	$893	$1,581	$2,681	$1,420

Net income (loss) per share (diluted) reconciliation
Net income (loss) per share (diluted)	$0.07	$(0.15)	$0.19	$(0.16)
Loss on disposal of healthcare assets and other charges	—	0.26	—	0.26
Non-GAAP net income per share (diluted)	$0.07	$0.11	$0.19	$0.10

EBITDA

	Three Months Ended		Nine Months Ended
	February 28, 2026	March 1, 2025	February 28, 2026	March 1, 2025
Net income (loss)	$893	$(2,057)	$2,681	$(2,218)
Income tax provision (benefit)	302	(1,031)	648	(1,277)
Depreciation & amortization	989	978	2,897	3,037
EBITDA	2,184	(2,110)	6,226	(458)
Loss on disposal of healthcare assets and other charges	—	4,916	—	4,916
Adjusted EBITDA	$2,184	$2,806	$6,226	$4,458